                                                                     EXHIBIT 7.2
                           INVESTOR RIGHTS AGREEMENT


          This INVESTOR RIGHTS AGREEMENT ("Agreement") is entered into as of this 17th day of March, 1997, by and between Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company listed on the signature page hereof (individually, a "Stockholder" and collectively, the "Stockholders"), with respect to the following facts:

          A. Immediately prior to the execution of this Agreement, the Company issued 250,000 shares (the "Initial Shares") of the Company's unregistered $.02 par value common stock (the "Common Stock") to the Stockholders.

          B. The Initial Shares were issued in connection with, and as a condition of, an exchange of shares effected pursuant to that certain Exchange Agreement and Plan of Reorganization (the "Exchange Agreement"), dated as of February 12, 1997, by and between the Company, L.H. Friend, Weinress, Frankson & Presson, Inc., a California corporation ("LHF"), and the Stockholders, pursuant to which the Stockholders transferred to the Company, all of the issued and outstanding capital stock of LHF (the "LHF Stock") in exchange for the issuance to the Stockholders of the Initial Shares.

          C. In connection with the transactions consummated pursuant to the aforementioned Exchange Agreement, the Company agreed to grant the Stockholders the registration rights contained in this Agreement, and the Stockholders agreed to restrict the transfer and transferability of the Shares to the extent set forth in this Agreement.

          NOW, THEREFORE, in consideration of the promises and mutual covenants and obligations hereinafter set forth, the Company and the Stockholders hereby agree as follows:

          1.  Definitions.  As used in this Agreement, the following terms
              -----------
shall have the following meanings:

          "Commission" shall mean the Securities and Exchange Commission.

          "Common Stock" shall mean the common stock, $.02 par value, of the Company.

          "Holders" shall mean the Stockholders and their transferees and assignees.

                                   Exhibit A

          "Register," "Registered" and "Registration" refer to a registration effected by the Company involving the preparing and filing of a registration statement in compliance with the Securities Act, and the declaration by the Commission ordering the effectiveness of such registration statement.

          "Registration Statement" shall mean a registration statement filed by the Company under the Securities Act to register shares of Common Stock.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shares" shall mean the (a) Initial Shares issued to the Stockholders,
(b) any shares of Common Stock (the "Extension Shares") issued pursuant to the extension of the Senior Subordinated Note of the Company dated as of the date hereof, and (c) any shares of Common Stock hereafter received in respect of the Initial Shares and the Extension Shares.

          2.  Demand Registration.  At any time after the date which is eight
              -------------------
(8) months after the Closing Date (as defined in the Exchange Agreement), any Holder or Holders may make a written request for a registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of his Shares. Within ten (10) business days after receipt of such request, the Company will give notice of such request to all Holders. The Holders shall notify the Company in writing within fifteen (15) calendar days after receipt of the Company's notice whether they wish to have all or a part of their Shares included in the requested registration. If Holders of fifty thousand (50,000) or more of the Shares request to be included in the registration, within twenty (20) calendar days after receipt of such request by the Holders, the Company shall prepare and file with the Commission, a shelf Registration Statement pursuant to Rule 415 of the Securities Act, covering all of the Shares, and shall thereafter use its best efforts to cause such Registration Statement to be declared effective by the Commission within three
(3) months thereafter; provided, however, that if such Registration Statement
                       --------  -------
has not been declared effective within such three (3) month period (the "Three Month Deadline"), all of the Company's rights, the Holders' obligations, and the restrictions on the Initial Shares set forth in Sections 6 and 7 of this Agreement and in that certain Voting Agreement, of even date herewith, by and among the Holders shall be of no force or effect during the period commencing on the Three Month Deadline and terminating on the date when such Registration Statement becomes effective (the "Suspension Period"). The term of the restrictions set forth in Sections 6 and 7 of this Agreement and in the foregoing Voting Agreement shall not be tolled but shall continue to run during the Suspension Period. After the Registration Statement becomes effective, the Company shall use its best efforts to keep the Registration Statement continuously effective during the period beginning on the date the Registration Statement has been declared effective and ending on the date three (3) years from the date hereof, or such earlier date as the Holders may specify.

The Company shall file amendments to the Registration Statement and otherwise comply with all applicable federal and state securities laws and regulations as necessary to permit continuing sales of the Shares during the period the Registration Statement is effective. The Holders shall be entitled to an unlimited number of such demand registrations.

          3.  Registration Procedures.  The Company shall:
              -----------------------

          (a) Furnish to the Holders, to brokers or dealers effecting transactions in the Shares on behalf of the Holders, and to the underwriters of the securities being registered, such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as the Holders, brokers or dealers and underwriters may reasonably request in order to facilitate the public offering of such securities;

          (b) Use its best efforts to register or qualify the Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdiction as the Holders may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (c) Promptly notify the Holders of the time when such registration statement has become effective or when a supplement to any prospectus included in such Registration Statement has been filed;

          (d) Notify the Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

          (e) Promptly advise the Holders of the issuance of any stop order by the Commissioner suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal if such stop order should be issued;

          (f) At the request of the Holders, furnish at the closing provided for in any underwriting agreement, (i) an opinion, dated such date, of the counsel representing Company for the purposes of such registration, addressed to any underwriters, covering such matters relating to the Company or its securities as such underwriters may reasonably request, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, addressed to the underwriters, covering such matters as such underwriters may reasonably request, in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act;

          (g) Make available for inspection by a representative of the Holders and the Holders' attorneys or accountants all financial and other records of the Company required to prepare such Registration Statement, and shall supply all other information requested by such representative reasonably related to the preparation and filing of such Registration Statement; and

          (h) File all applications necessary to list all Shares included in such a Registration Statement on any national securities exchange on which the shares of the Common Stock are then listed or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to qualify such Shares for inclusion on The Nasdaq Stock Market.

          4.  Expenses.
              --------

          (a) With respect to each inclusion of Shares in a Registration Statement pursuant to Section 2, any and all fees, costs and expenses of or incidental to, incurred in connection with such registration and public offering shall (to the extent specified in Section 4(b) below) be borne by the Company; provided, however, that the Holders shall bear their pro rata share of any underwriting discounts and commissions and transfer taxes.

          (b) The fees, costs and expenses of or incidental to each such registration to be borne by the Company as provided in Section 4(a) above shall include, without limitation, all registration and filing fees, NASD filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling stockholders are required to bear such fees and disbursements) and the reasonable fees, costs and expenses of one counsel for the Holders, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.

          5.  Indemnification.
              ---------------

          (a) The Company hereby agrees to indemnify, hold harmless and defend the Holders and any underwriter (as defined in the Securities Act) and each person, if any, who controls the Holders or such underwriter within the meaning of the Securities Act, from and against, and will reimburse the Holders and each such underwriter and controlling person with respect to any and all losses, damages, liabilities, costs and expenses (as and when incurred), including without limitation, the costs of investigation and defense of any legal action, proceeding or investigation, to which the Holders or any such underwriter or controlling person may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holders, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) The Holders hereby agree to indemnify and hold harmless the Company, any controlling person and any underwriter from and against, and will reimburse the Company, any controlling person and any underwriter with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Holder specifically for use in the preparation thereof.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 5(a) or 5(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 5(a) or 5(b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnifying party and the indemnified party and if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, or any of the indemnified parties have available to them defenses or counterclaims not available to the indemnifying party even though this does not result in a conflict of interest, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of all such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnified party to such indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Section 5(a) or (b) for any reasonable legal or other reasonable expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          6.  Lock-Up.
              -------

          (a) Each of the Stockholders hereby agrees that for a period of twelve (12) months following the date of this Agreement, he will not, without the prior written consent of the Company, directly or indirectly, sell, assign, transfer, or otherwise dispose of or hypothecate any of the Initial Shares owned by such Stockholder (either pursuant to Rule 144 of the regulations under the Securities Act, or otherwise), or dispose of any beneficial interest therein, except for a pledge of any or all of said Shares in connection with the extension of a bona fide loan to a Stockholder where the beneficiary of such pledge agrees to be bound by the terms of this Section 6 in the event such beneficiary enforces its security interest in such Shares.

          (b)  Notwithstanding the provisions of this Section 6, Shares subject to the lock-up provisions of this Section at the time that a Registration Statement is filed pursuant to Section 2 hereof may, to the extent otherwise permitted in this Agreement, be included in such Registration Statement; provided, however, that any such Shares included in a Registration
           --------  -------
Statement (i) shall continue to be subject to the restrictions of this Section 6 and (ii) may be sold, pursuant to the Registration Statement or otherwise, only if and when permitted by this Section 6.

          7.  Right of First Refusal as to Transfer of Shares.
              -----------------------------------------------

          (a) Option to Purchase Shares.  For a period of two (2) years from
              -------------------------
the date hereof, in the event a Stockholder (the "Selling Stockholder") shall decide to sell or otherwise dispose of all or any part of his Initial Shares or any interest therein ("Offered Shares") for value, the following provisions shall apply:

             (i) Stockholder Sale Notice.  In the event that the Selling
                 -----------------------
Stockholder elects to sell his Initial Shares, he shall give to the Company a written notice (the "Stockholder Sale Notice") setting forth (i) the number of Offered Shares proposed to be sold; (ii) the manner in which the sale is proposed to be made; and (iii) the price at which or other consideration for which and the material terms upon which, the sale is proposed to be made.

             (ii) Purchase Option - Company.  Upon receipt of the Stockholder
                  -------------------------
Sale Notice, the Company shall then have the right and option (the "Purchase Option"), for a period ending two (2) business days following its receipt thereof, to elect to purchase all or any part of the Offered Shares at the purchase price and upon the terms specified in the Stockholder Sale Notice; provided, however, that such two (2) business day period shall be extended to
--------  -------
seven (7) business days in the event any consideration offered for the Offered Shares consists of rights, interests or property other than money or marketable securities (in each case, the "Company Exercise Deadline"). If the Company desires to exercise the Purchase Option, the Company shall, by the Company Exercise Deadline, deliver to the Selling Stockholder a written notice (the "Exercise Notice") so informing the Selling Stockholder, and at the time the Exercise Notice is received by the Selling Stockholder a binding agreement shall arise between the Selling Stockholder and the Company concerning the sale of such shares at the price and upon the terms provided in the Stockholder Sale Notice.

          Notwithstanding the foregoing, however, if the Company does not elect to purchase all of the Offered Shares subject to the right of first refusal
            ---
pursuant to this Section 7, the Selling Stockholder may sell or dispose of all of the Offered Shares upon the terms set forth in the Stockholder Sale Notice and the Offered Shares shall no longer be subject to this Agreement.

          Notwithstanding the foregoing, however, this Section 7 shall not apply to an aggregate of 25,000 Initial Shares which the Stockholders in the aggregate desire to sell or otherwise dispose of.

          (b)  Consideration Other Than Money.  For purposes hereof, in the
               ------------------------------
event any consideration offered for the Offered Shares consists of rights, interests or property other than money, the price allocable to such rights, interests or property shall be cash equal to the fair market value of the rights, interests or property on the date the Company receives the Stockholder Sale Notice, as agreed upon within three (3) business days after receipt thereof by the Company and the Selling Stockholder or, if such parties are unable to agree, as determined within twenty (20) calendar days thereafter by such investment banking firm as is mutually agreeable to both parties. In the event that the parties are unable to agree upon an investment banking firm for these purposes, each party shall name (and bear the costs and expenses of) its own investment banking firm, which firms, if they are unable to agree upon the fair value, shall select a third investment banking firm to determine the value pursuant to this Section 7(b), all in such manner as to insure that the final determination of fair value is made within twenty (20) calendar days after the Company's receipt of the Stockholder Sale Notice. All costs and expenses of the third investment banking firm shall be borne equally by the Selling Stockholder and the Company, and the time periods for the delivery of any Exercise Notices shall be extended for the period during which this fair value determination is being made.

          (c)  Closing of Purchase Option.  The closing of any purchase of the
               --------------------------
Offered Shares pursuant to the Purchase Option shall take place at the principal offices of the Company on the second business day following the delivery of the Exercise Notice. At the closing, the Selling Stockholder shall deliver to the Company certificates representing the Offered Shares, duly endorsed for transfer or accompanied by duly executed stock powers with the signature of the Selling Stockholder and the Company shall deliver to the Selling Stockholder the purchase price to be paid as herein provided. The transfer of title to the Offered Shares at the closing shall be made without representation or warranty by the Selling Stockholder, except as to his good and marketable title to the Offered Shares and the absence of any liens, security interests or adverse claims of any kind arising by, through or under him.

          8.  Right of First Negotiation.
              --------------------------

          (a) Option to Negotiate.  If, during the period commencing on the
              -------------------
date hereof and terminating five (5) years thereafter (the "Restricted Period"), an Acquisition Transaction is proposed (as defined below), the following provisions shall apply:

             (i) Negotiation Notice.  In the event that the Company and/or LHF
                 ------------------
desires to engage in an Acquisition Transaction, it shall give to the Stockholders a written notice thereof (the "Negotiation Notice").

             (ii) Negotiation.  Upon receipt of the Negotiation Notice, the
                  -----------
Stockholders shall then have the right and option, for a period ending thirty
(30) calendar days following their receipt thereof, to negotiate and enter into a letter of intent (a "Letter of Intent") with the Company setting forth the terms of an

Acquisition Transaction. The Company and the Stockholders will negotiate in good faith to enter into a Letter of Intent.

          (b)  Acquisition Transaction.  As used herein, "Acquisition
               -----------------------
Transaction" means any of the following: (i) the sale of all or substantially all of the assets of LHF (an "Asset Sale"), (ii) the sale or other transfer by Olympic of all or substantially all of LHF's capital stock, including without limitation, the LHF Stock (a "Stock Sale"), or (iii) LHF's merger, reorganization or other transaction with a non-affiliate of the Company which results in a change in control of the LHF (a "Reorganization").


          9.   Right of First Refusal as to Acquisition Transaction.
               ----------------------------------------------------

          (a)  Option to Acquire.  If, during the Restricted Period, the
               -----------------
parties are unable to enter into a Letter of Intent pursuant to Section 8, and LHF and/or Olympic proposes to consummate an Acquisition Transaction with parties other than the Stockholders, the following provisions shall apply:

               (i)  Sale Notice.  The Company shall give to the Stockholders a
                    -----------
written notice (the "Sale Notice") setting forth (i) a description of the proposed Acquisition Transaction, and (ii) the price at which or other consideration for which and the material terms upon which, the Acquisition Transaction is proposed to be consummated.

               (ii) Purchase Option - Stockholders.  Upon receipt of the Sale
                    ------------------------------
Notice, the Stockholders shall then have the right and option (the "Stockholders Purchase Option"), for a period ending forty-eight (48) hours following their receipt thereof, to elect to: (i) purchase the subject assets at the purchase price and upon the terms specified in the Sale Notice, if the proposed Acquisition Transaction is an Asset Sale, (ii) purchase the LHF Stock at the purchase price and upon the terms specified in the Sale Notice, if the proposed Acquisition Transaction is Stock Sale, and (iii) act as the acquiring party for the consideration and upon the terms specified in the Sale Notice, if the proposed Acquisition Transaction is a Reorganization; provided, however, that
                                                      --------  -------
such two (2) business day period shall be extended to seven (7) business days in the event any consideration offered in connection with such Acquisition Transaction consists of rights, interests or property other than money or marketable securities (in each case, the "Stockholders Exercise Deadline"). If some or all of the Stockholders desire to exercise the Stockholders Purchase Option, such Stockholders shall, by the Stockholders Exercise Deadline, deliver to the Company a written notice (the "Stockholders Exercise Notice") so informing the Company, and at the time the Stockholders Exercise Notice is received by the Company a binding agreement shall arise between the Company and the

Stockholders concerning the sale of such shares at the price and upon the terms provided in the Sale Notice.

          (b) Consideration Other Than Money.  For purposes hereof, in the
              ------------------------------
event any consideration offered for an Acquisition Transaction consists of rights, interests or property other than money, the price allocable to such rights, interests or property shall be cash equal to the fair market value of the rights, interests or property on the date the Stockholders receive the Sale Notice, as agreed upon within three (3) business days after receipt thereof by the Stockholders and the Company or, if such parties are unable to agree, as determined within twenty (20) calendar days thereafter by such investment banking firm as is mutually agreeable to both parties. In the event that the parties are unable to agree upon an investment banking firm for these purposes, each party shall name (and bear the costs and expenses of) its own investment banking firm, which firms, if they are unable to agree upon the fair value, shall select a third investment banking firm to determine the value pursuant to this Section 9(b) , all in such manner as to insure that the final determination of fair value is made within twenty (20) calendar days after the Stockholders' receipt of the Sale Notice. All costs and expenses of the third investment banking firm shall be borne equally by the Company and the Stockholders, and the time periods for the delivery of any Stockholders Exercise Notices shall be extended for the period during which this fair value determination is being made.

          (c) Closing of Stockholders Purchase Option.  The closing of any
              ---------------------------------------
Acquisition Transaction pursuant to the Stockholders Purchase Option shall take place at the principal offices of the Company, in the case of a Stock Sale, on the second business day following the delivery of the Stockholders Exercise Notice, and in the case of an Asset Sale or Reorganization, within a reasonable period of time following the delivery of the Stockholders Exercise Notice.

             (i) If the Acquisition Transaction is a Stock Sale, at the closing, the Company shall deliver to the Stockholders certificates representing the subject stock, duly endorsed for transfer or accompanied by duly executed stock powers with the signature of the Company and the Stockholders shall deliver to the Company the purchase price to be paid as herein provided. The transfer of title to the subject stock at the closing shall be made without representation or warranty by the Company, except as to its good and marketable title thereto and the absence of any liens, security interests or adverse claims of any kind arising by, through or under the Company.

              (ii) If the Acquisition Transaction is an Asset Sale or a Reorganization, the parties shall execute and deliver to each other such agreements and other instruments as are necessary to consummate the Acquisition Transaction.

          10.  Successors and Assigns.  This Agreement shall bind and inure
               ----------------------
to the benefit of the Company, the Stockholders and, subject to Section 11, the respective successors and assigns of the Company and the Stockholders.

          11.  Assignment.  The Stockholders may assign their rights hereunder,
               ----------
in whole or in part, to any purchaser or transferee of some or all of the Shares; provided, however, that (i) such assignment, transfer or other
        --------  -------
disposition of the Shares is effected in accordance with Sections 6 and 7 hereof and (ii) such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Stockholder hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to restrictions contained in, this Agreement.

          12.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

          13.  Notices.  All notices, requests, consents and other
               -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first-class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on the signature page hereof or such other address as may hereafter be designated in writing by such party to the other party.

          All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch, and (c) in the case of mailing, on the third business day after the posting thereof. A copy of each notice sent to any Stockholder should also be sent to David L. Ficksman, Esq., Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, and a copy of each notice sent to the Company should also be sent to Alan I. Annex, Esq., Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019.

          14.  Modifications; Amendments; Waivers.  The terms and provisions
               ----------------------------------
of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the Stockholders.

          15.  Counterparts.  This Agreement may be executed in any number
               ------------
of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          16.  Headings.  The headings of the various sections of this
               --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          17.  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly therein.

          18.  Termination.  In the event that (a) the Company or LHF, as
               -----------
the case may be, fails to timely and properly observe, keep or perform any of its agreements or covenants under (i) the Exchange Agreement or, (ii) the Employment Agreements (as defined in the Exchange Agreement, and such failure shall continue for a period of thirty (30) calendar days, or (b) the Stockholders become entitled to and do elect to declare the entire unpaid principal amount of the Promissory Note (as defined in the Exchange Agreement) together with all accrued interest thereon to be due and payable upon the occurrence of an Event of Default (as defined in the Promissory Note), then, in each case, Sections 6 and 7 of this Agreement shall terminate and be of no further force or effect.

              IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the date first written above.

                                   COMPANY:

                                   OLYMPIC CASCADE FINANCIAL CORPORATION,
                                   a Delaware corporation


                                   By: /s/ Steven A. Rothstein
                                      ------------------------------
                                      Steven A. Rothstein
                                      Chairman of the Board

                                   Address:

                                   Olympic Cascade Financial Corporation
                                   1001 Fourth Avenue, Suite 2200
                                   Seattle, Washington 98154
                                   Attention:  General Counsel
                                   Telecopier:  (206) 343-6132


                                   STOCKHOLDERS:

                                   /s/ Larry H. Friend
                                   ----------------------------------
                                   Larry H. Friend

                                   Address:
                                   3333 Michelson Drive, Suite 650
                                   Irvine, California 92612-1686
                                   Fax:  (714) 852-0430


                                   /s/ Darren Friend
                                   ----------------------------------
                                   Darren Friend

                                   Address:
                                   3333 Michelson Drive, Suite 650
                                   Irvine, California 92612-1686
                                   Fax:  (714) 852-0430

                                  /s/ Marshall S. Geller
                                  ----------------------------------
                                  Marshall S. Geller

                                  Address:
                                  1875 Century Park East, Suite 2200
                                  Los Angeles, California  90067
                                  Fax:  (310) 553-0257


                                  /s/ Stephen D. Weinress
                                  ----------------------------------
                                  Stephen D. Weinress, Trustee of the
                                  Weinress Family Living Trust dated
                                  March 26, 1996

                                  Address:
                                  1875 Century Park East, Suite 2200
                                  Los Angeles, California 90067
                                  Fax:  (310) 229-3740


                                 /s/ Catherine M. Weinress
                                 ----------------------------------
                                 Catherine M. Weinress, Trustee of
                                 the Weinress Family Living Trust
                                 dated March 26, 1996


                                 Address:
                                 1875 Century Park East, Suite 2200
                                 Los Angeles, California 90067
                                 Fax:  (310) 229-3740


                                  /s/ Carl Franskson, Jr.
                                  ----------------------------------
                                  Carl Frankson, Jr.

                                  Address:
                                  3333 Michelson Drive, Suite 650
                                  Irvine, California 92612-1686
                                  Fax:  (714) 852-0430

                                  /s/ Gregory E. Presson
                                  ----------------------------------
                                  Gregory E. Presson

                                  Address:
                                  3333 Michelson Drive, Suite 650
                                  Irvine, California 92612-1686
                                  Fax:  (714) 852-0430

                                  /s/ Marjorie E. Goddard
                                  ----------------------------------
                                  Marjorie E. Goddard

                                  Address:
                                  1875 Century Park East, Suite 2200
                                  Los Angeles, California 90067
                                  Fax:  (310) 229-3740

                                  /s/ Kenneth L. Fader
                                  ----------------------------------
                                  Kenneth L. Fader

                                  Address:
                                  3333 Michelson Drive, Suite 650
                                  Irvine, California 92612-1686
                                  Fax:  (714) 852-0430